Exhibit 99.1

OPNET Announces Financial Results for First Quarter of Fiscal

2013

September Dividend Set at $0.15 Per Share

BETHESDA, MD—August 7, 2012—OPNET Technologies, Inc. (NASDAQ: OPNT), the leading provider of solutions for application and network performance management, today announced that revenue for the first fiscal quarter, ended June 30, 2012, was $44.0 million, compared to $40.2 million for the same quarter in the prior fiscal year. Diluted earnings per share for the first quarter of fiscal 2013 were $0.16, compared to $0.18 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.15 per share, which represents one quarter of the Company’s fiscal 2013 annual dividend target of $0.60, payable on September 26, 2012 to stockholders of record as of the close of business on September 12, 2012.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong financial performance for the first quarter of fiscal 2013. A year-over-year increase in product bookings of 19.2% drove our financial performance. Strong product bookings also allowed us to end the quarter with deferred revenue of $53.2 million representing a 23.9% increase over the same quarter last fiscal year.”

Mr. Cohen continued, “Our core APM business accounted for 73% of our total product bookings during the quarter, and increased 50% over the same quarter last year. We believe that our growth in APM bookings is being driven both by superior analytics and by our end-to-end solutions that span applications, systems and networks. We believe the acquisition we completed during the quarter of Clarus Systems, Inc., a provider of Unified Communications management capabilities, further enhances our ability to grow product bookings and expand share in the large APM market.”

The Company’s first quarter fiscal 2013 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of non-GAAP results to GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of this press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the First Quarter of Fiscal 2013:

•

Total revenue increased year-over-year 9.4% to $44.0 million from $40.2 million for the same quarter of fiscal 2012. Total revenue for the quarter decreased sequentially 1.2% from $44.6 million for the fourth quarter of fiscal 2012.

•

Product revenue increased year-over-year by 3.6% to $20.1 million from $19.4 million for the same quarter of fiscal 2012. Product revenue for the quarter decreased sequentially 5.8% from $21.4 million for the fourth quarter of fiscal 2012.

•

Deferred revenue increased year-over-year by 23.9% to $53.2 million from $42.9 million at the end of the same quarter of fiscal 2012. Deferred revenue for the quarter decreased sequentially 3.0% from $54.9 million at the end of the fourth quarter of fiscal 2012.

•	Gross margin decreased year-over-year to 77.8% from 79.3% for the same quarter of fiscal 2012. Gross margin increased sequentially from 76.8% in the fourth quarter of fiscal 2012.

•	Operating margin decreased year-over-year to 14.1% from 15.6% for the same quarter of fiscal 2012. Operating margin increased sequentially from 13.6% in the fourth quarter of fiscal 2012.

•

Diluted net income per common share decreased year-over-year to $0.16 from $0.18 for the same quarter of fiscal 2012. Diluted net income per common share decreased sequentially from $0.18 in the fourth quarter of fiscal 2012.

Non-GAAP Financial Highlights for the First Quarter of Fiscal 2013:

•	Non-GAAP gross margin decreased year-over-year to 79.3% from 80.7% for the same quarter of fiscal 2012. Non-GAAP gross margin increased sequentially from 78.1% in the fourth quarter of fiscal 2012.

•

Non-GAAP operating margin decreased year-over-year to 17.8% from 18.4% for the same quarter of fiscal 2012. Non-GAAP operating margin increased sequentially from 16.8% in the fourth quarter of fiscal 2012.

•	Non-GAAP diluted net income per common share was $0.21 for the first quarter of fiscal 2013, which is the same as the first and fourth quarters of fiscal 2012.

Second Quarter Fiscal Year 2013 Financial Outlook

OPNET currently expects fiscal 2013 second quarter GAAP revenue to be between $46 million and $50 million, and GAAP diluted net income per common share to be between $0.14 and $0.23 and non-GAAP diluted net income per common share to be between $0.20 and $0.29. The non-GAAP diluted net income per common share expectation for the second quarter excludes approximately $1,249,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Tuesday, August 7, 2012 at 5:00 p.m. Eastern Time to review financial results for the first quarter of fiscal 2013.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com/news. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 855-859-2056 or 404-537-3406 for international callers. For replay, enter passcode # 98981660. The replay will be available from 9:00 pm Eastern Time August 7, 2012 through 11:59 pm Eastern Time August 14, 2012.

•	The webcast will be available at www.opnet.com/news. The webcast will be archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below. Non-GAAP gross margin is non-GAAP gross profit expressed as a percentage of GAAP total revenue. Non-GAAP operating margin is non-GAAP operating income expressed as a percentage of GAAP total revenue.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses —research and development

•	operating expenses — sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is the leading provider of solutions for application and network performance management. For more information about OPNET and its products, visit www.opnet.com.

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OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the second quarter of fiscal 2013 are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on June 8, 2012, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2012	2011
Revenue:
Product	$20,119	$19,429
Product updates, technical support, and services	17,051	14,692
Professional services	6,861	6,126

Total revenue	44,031	40,247

Cost of revenue:
Product	2,940	2,471
Product updates, technical support, and services	1,644	1,447
Professional services	4,574	3,866
Amortization of acquired technology and customer relationships	618	539

Total cost of revenue	9,776	8,323

Gross profit	34,255	31,924

Operating expenses:
Research and development	10,360	9,242
Sales and marketing	14,222	12,599
General and administrative	3,484	3,789

Total operating expenses	28,066	25,630

Income from operations	6,189	6,294
Interest and other expense, net	10	(59)

Income before provision for income taxes	6,199	6,235
Provision for income taxes	2,405	2,046

Net income	$3,794	$4,189

Basic net income per common share	$0.17	$0.19

Diluted net income per common share	$0.16	$0.18

Basic weighted average common shares outstanding	22,436	22,090

Diluted weighted average common shares outstanding	22,781	22,637

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF NON-GAAP RESULTS TO GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,				Three Months Ended March 31,
	2012		2011		2012
GAAP gross profit	$34,255		$31,924		$34,236
Stock-based compensation expense included in cost of revenue	43		26		37
Amortization of intangibles included in cost of revenue	618		540		547

Non-GAAP gross profit	$34,916		$32,490		$34,820

GAAP income from operations	$6,189		$6,294		$6,063
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	987		539		844
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	643		565		573

Non-GAAP income from operations	$7,819		$7,398		$7,480

GAAP net income	$3,794		$4,189		$4,035
Stock-based compensation expense — total	987		539		844
Amortization of intangibles — total	643		565		573
Provision for income tax	(635	)(1)	(453	)(2)	(553	)(1)

Non-GAAP net income	$4,789		$4,840		$4,899

Diluted net income per common share:
GAAP	$0.16		$0.18		$0.18

Non-GAAP	$0.21		$0.21		$0.21

Diluted weighted average common shares outstanding
GAAP	22,781		22,637		22,741

Non-GAAP	22,781		22,637		22,741

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 39% based on projected taxable income.
(2)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 41% based on actual taxable income.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30,	March 31,
	2012	2012
ASSETS

Current assets:
Cash and cash equivalents	$62,513	$72,357
Marketable securities	39,859	38,975
Accounts receivable, net	33,461	40,787
Unbilled accounts receivable	2,375	1,864
Inventory	1,141	1,704
Deferred income taxes, prepaid expenses and other current assets	6,806	5,084

Total current assets	146,155	160,771

Property and equipment, net	15,885	13,936
Intangible assets, net	7,826	2,970
Goodwill	22,416	15,406
Deferred income taxes and other assets	5,407	5,182

Total assets	$197,689	$198,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,239	$1,175
Accrued liabilities	15,203	17,717
Other income taxes	1,507	754
Deferred rent	225	222
Deferred revenue	46,063	47,909

Total current liabilities	64,237	67,777

Accrued liabilities	17	9
Deferred rent	2,738	2,745
Deferred revenue	7,130	6,950
Other income taxes	804	790

Total liabilities	74,926	78,271

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	132,143	129,439
Retained earnings	14,102	13,748
Accumulated other comprehensive loss	(1,184)	(995)
Treasury stock, at cost	(22,329)	(22,228)

Total stockholders’ equity	122,763	119,994

Total liabilities and stockholders’ equity	$197,689	$198,265